Exhibit 10.3

CONSENT AND CONFIRMATION AGREEMENT

                         Consent and Confirmation Agreement, dated as of February 13, 2006 (this “Agreement”), by and between Brandywine Operating Partnership, L.P., a Delaware limited partnership (“Brandywine”) and Donald E. Axinn (“Axinn”).

Background

                         Brandywine and Axinn executed a Modification Agreement dated as of June 20, 2005 (the “2005 Agreement”).  The 2005 Agreement sets forth the rights and obligations of each of Brandywine and Axinn with respect to the office property known as 101 Paragon Drive (the “Property”).

                         Benjamin Moore & Co. desires to purchase the Property pursuant to an Agreement of Sale in substantially the form attached hereto as Exhibit A (the “Sales Agreement”).

                         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

                         1.          Brandywine Consent.  Brandywine consents to the execution and delivery of the Sales Agreement by Axinn.

                         2.          Axinn Confirmation and Agreement.  Axinn agrees that he shall not provide any waivers, consents or approvals under the Sales Agreement without the prior written consent of Brandywine and agrees and confirms that under and in accordance with the Modification Agreement one-half of the net payments (i.e., proceeds net of repayment of the mortgage loan secured by the Property, transfer taxes and brokerage commissions payable by the seller under the Sales Agreement) made by Purchaser under the Sales Agreement, including any forfeiture of the security deposit provided for therein, shall be paid to Brandywine.  In no event shall Brandywine have any liability for any representations, warranties, covenants or agreements of Axinn in or arising under the Sales Agreement.

                         3.          Authorship; Advice of Counsel.  Each of the parties has actively participated in the negotiation and drafting of this Agreement, and each has received independent legal advice from its attorney concerning this Agreement.  In the event of a dispute regarding this Agreement, the parties will be conclusively deemed to be the joint authors of this Agreement, and no provision of this Agreement will be interpreted against a party by reason of authorship.  Axinn acknowledges and confirms that he has received independent legal advice from his attorney concerning the Sales Agreement and that Brandywine has not provided him with any advice, whether legal, tax or otherwise, concerning the Sales Agreement or the transactions provided for therein.

                         4.          Governing Law.  This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New Jersey.

                         5.          Amendments.  This Agreement may not be amended or otherwise changed in any respect whatsoever except by a writing signed by each of the parties hereto.

                         6.          Entire Agreement.  This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes any and all prior or contemporaneous agreements, whether written or oral, concerning the subject matter hereof; provided that, notwithstanding the execution and delivery of this Agreement, the 2005 Agreement shall continue in full force and effect.

                         7.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

                         8.          Facsimile.  A facsimile copy of an original written signature shall be deemed to have the same effect as an original written signature.

                         IN WITNESS THEREOF, this Agreement has been executed by each of the undersigned as of the day, month and year first above written.

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By:	BRANDYWINE REALTY TRUST,
its General Partner

By:

Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

Donald E. Axinn